Exhibit 10.1

FOURTH AMENDMENT TO ADVISORY AGREEMENT

THIS FOURTH AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”) is made and entered into effective as of the 8th day of June, 2023 (the “Effective Date”), by and among CNL HEALTHCARE PROPERTIES, INC., a corporation organized under the laws of the State of Maryland f/k/a CNL Healthcare Trust, Inc. (the “Company”), CHP PARTNERS, LP, a limited partnership organized under the laws of the State of Delaware f/k/a CHT Partners, LP (the “Operating Partnership”), and CNL HEALTHCARE CORP., a corporation organized under the laws of the state of Florida f/k/a CNL Properties Corp. (“Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Advisory Agreement dated as of June 8, 2011, as amended by that certain First Amendment to Advisory Agreement by and among the Company, the Operating Partnership and the Advisor, dated as of October 5, 2011, as amended further by that certain Second Amendment to Advisory Agreement by and among the Company, Operating Partnership and Advisor, dated as of March 20, 2013, and as amended further by that certain Third Amendment to Advisory Agreement by and among the Company, Operating Partnership and Advisor, dated as of May 26, 2021 (as amended, the “Advisory Agreement”); and

WHEREAS, capitalized terms not defined herein shall have the meaning given to such terms in the Advisory Agreement; and

WHEREAS, the parties desire to enter into this Amendment for the purpose of amending certain provisions of the Advisory Agreement as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The recitals set forth above are true and correct and constitute a part of this Amendment.

2. Definition of “Real Estate Asset Value”. The definition of Real Estate Asset Value in the Advisory Agreement is hereby deleted and amended and restated in its entirety to read as follows:

“Real Estate Asset Value. The value of Real Properties wholly owned by the Company, the Operating Partnership and/or any of their respective Subsidiaries, determined on the basis of cost (before non-cash reserves and depreciation), plus, in the case of Real Properties owned by any Joint Venture or partnership in which the Company, the Operating Partnership and/or any of their Subsidiaries is the co-venturer or partner, the Company’s, Operating Partnership’s or such Subsidiary’s, as applicable, proportionate share of the value of such Real Properties determined on the basis of cost (before non-cash reserves and depreciation); provided, however, that during periods in which the Board is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, the “Real Estate Asset Value” shall be equal to the lesser of (i) the amount determined pursuant to the foregoing or (ii) the most recent aggregate valuation of the Real Properties established by the most recent independent valuation reports (before non-cash reserves and depreciation). For the purpose of the foregoing, the cost basis of a Real Property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of Acquisition Fees and Acquisition Expenses.”

3. Restatement of Asset Management Fee. Section (9)(a) of the Advisory Agreement is hereby deleted and amended and restated in its entirety to read as follows:

“(9)(a) Asset Management Fee. The Company or the Operating Partnership shall pay to the Advisor as compensation for the advisory services rendered to the Company and the Operating Partnership a monthly fee of an amount equal to 0.06667% of the monthly average of the sum of the Company’s and the Operating Partnership’s respective daily Real Estate Asset Value (without duplication), plus the outstanding principal amount of any Loans made, plus the amount invested in Permitted Investments (the “Asset Management Fee”); provided, however, an aggregate five basis points (0.05%) of the Asset Management Fee per annum (the “Subordinated AUM Fee”) shall be subordinated and forfeited by the Advisor (and, as applicable, reimbursed to, not paid by or offset by the Company or the Operating Partnership) in the event the Company does not achieve certain performance thresholds through certain measurement periods more particularly set forth on Exhibit A attached hereto and by this reference incorporated herein. Further, in the event the subordination of the Subordinated AUM Fee is triggered and the Subordinated AUM Fee has been paid previously to the Advisor, the Advisor and the Company agree to promptly true-up such excess payments during the then current measurement period and the Company shall be permitted to offset the amount of the Subordinated AUM Fee from any other amounts owed or owing to the Advisor.

The Asset Management Fee shall be payable monthly on the first business day following the last day of such month. The Asset Management Fee shall not exceed fees which are competitive for similar services in the same geographic area, and may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.”

4. Restatement of Term; Termination of Agreement. Section 14 of the Advisory Agreement is hereby deleted and amended and restated in its entirety to read as follows:

“This Agreement shall continue in force for a period of approximately two (2) years from the Effective Date of this Amendment ending June 30, 2025, subject to an unlimited number of successive one-year renewals thereafter upon mutual consent of the parties.”

5. Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

6. Modification/Amendment. This Amendment may only be amended and modified in a writing signed by all of the parties hereto.

7. Execution of Amendment. A party may deliver executed signature pages to this Amendment by facsimile or electronic copy, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.

8. Ratification. The terms and provisions in the Advisory Agreement are deemed amended if and to the extent inconsistent with the terms of this Amendment. Otherwise, the terms and the provisions in the Advisory Agreement are hereby ratified and confirmed by the parties hereto. Except as modified herein, all other terms and conditions of the Advisory Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNL HEATHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Tracey Bracco
Tracey Bracco, Senior Vice President

CNL HEALTHCARE CORP., a Florida corporation

By:	/s/ Tammy Tipton
Tammy Tipton, CFO, SVP and Treasurer

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, managing member of general partner

		By:	/s/ Tracey Bracco
Tracey Bracco, Senior Vice President

Exhibit A

Subordinated AUM Fee Performance Table

Measurement Period	Performance Thresholds
January 1, 2023 to December 31, 2023	Achievement of 95% of the annual net operating income (“NOI”)* set forth in the Board-approved 2023 Business Plan.

January 1, 2024 to December 31, 2024	A to-be-determined metric set forth in the Board-approved 2024 Business Plan (preliminarily approved in November 2023).

January 1, 2025 to June 30, 2025	A to-be-determined metric set forth in the Board-approved 2025 Business Plan (preliminarily approved in November 2024).

*

When calculating NOI solely for the purpose of determining whether the Advisor shall be paid the Subordinated AUM Fee, non-recurring costs incurred by the Company or the Operating Partnership or any of its Subsidiaries during any such measurement period in connection with a force majeure event and/or a casualty and/or insured loss event shall, subject to approval by a majority of the Independent Directors in their reasonable discretion, be excluded from such calculation of NOI.